UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 18, 2010
Avanir Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Enterprise, Suite 300, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 389-6700
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On February 18, 2010, the Board of Directors (the “Board”) of Avanir Pharmaceuticals, Inc. (the “Company”) approved an increase in the number of shares of common stock reserved for issuance under the Company’s 2003 Equity Incentive Plan. The plan contains an “evergreen” feature whereby the Board may, on an annual basis, increase the number of shares reserved for issuance under the plan, up to 5% of the total shares outstanding as of December 31 of the prior year. Based on a total of 83,178,113 shares issued and outstanding as of December 31, 2009, the Board approved an increase of 4,158,905 shares. The increase became effective as of February 18, 2010.
Item 8.01. Other Events.
On February 18, 2010, the Company held its annual meeting of stockholders. The results of the stockholder vote from the annual meeting are set forth below:
     Proposal 1. To elect three Class III directors.

NOMINEE	FOR	VOTES WITHHELD
David J. Mazzo, Ph.D.	35,653,998	6,083,786
Craig A. Wheeler	35,622,682	6,115,102
Scott M. Whitcup, M.D.	35,662,290	6,075,494
     There were 30,209,784 broker non-votes regarding Proposal 1.
     Proposal 2. To ratify KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.

FOR	AGAINST	ABSTAIN
71,012,933	659,299	275,335
     There were no broker non-votes regarding Proposal 2.
* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2010	Avanir Pharmaceuticals, Inc.
	By:	/s/ Christine Ocampo
Christine G. Ocampo
Vice President, Finance

3